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                                                                    Exhibit 23.2


             REPORT OF DELOITTE AND TOUCHE LLP, INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of EPIC Design Technology, Inc.:

We have audited the consolidated statements of operations, shareholders' equity and cash flows of EPIC Design Technology, Inc. and subsidiaries for the year ended September 30, 1996 (none of which are presented herein). Those financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of EPIC Design Technology, Inc. and subsidiaries for the year ended September 30, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

San Jose, California
October 11, 1996